UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 11, 2024
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Veeva Systems Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-36121	20-8235463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4280 Hacienda Drive
Pleasanton, California 94588
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (925) 452-6500
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	VEEV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Financial Officer

On September 11, 2024, the board of directors (the “Board”) of Veeva Systems Inc. ("Veeva”) appointed Brian Van Wagener as Chief Financial Officer of Veeva, effective as of September 16, 2024 (the “Effective Date”). Prior to such appointment, Mr. Van Wagener was serving as Veeva’s Executive Vice President, Finance. Mr. Van Wagener will serve as Veeva’s principal financial officer.

Mr. Van Wagener, age 42, brought to Veeva 20 years of corporate and consulting experience across the technology, healthcare, and life sciences sectors. He joined Veeva from BetterUp, where he was SVP, GTM Strategy and Operations since February 2023. Prior to joining BetterUp, he served in multiple roles at Veeva from 2017 to 2023, including as VP, Global Sales Operations, Chief People Officer, and Chief of Staff to the CEO. Over his career, Mr. Van Wagener also held positions at Frontier Communications and Monitor Deloitte, with responsibilities for strategic planning, business development, marketing, advanced analytics, and financial planning and analysis. Mr. Van Wagener earned a Bachelor of Arts degree in International Relations from Dartmouth College and a Master of Business Administration from Northwestern University’s Kellogg School of Management.

Pursuant to his offer letter, Mr. Van Wagener will have an annual base salary of $450,000 and will be eligible to participate in standard company-sponsored benefits. Further, pursuant to Veeva’s equity grant recommendation, Mr. Van Wagener received the following equity grants, each with a vesting start date of August 1, 2024: (1) a restricted stock unit (“RSU”) grant of 2,193 shares, 62.5% of which will vest on January 1, 2025 and the remaining 37.5% of which will vest on April 1, 2025, (2) a stock option grant of 6,579 shares, with a strike price of $185.74, which will vest at a rate of 25% per year over 4 years, (3) an additional RSU grant of 5,848 shares, 100% of which will vest on August 1, 2028, and (4) an additional stock option grant of 17,544 shares, with a strike price of $185.74, 100% of which will vest on August 1, 2028. The foregoing equity grants will be governed by Veeva’s 2013 Equity Incentive Plan (as may be amended from time to time, the “Plan”) and are subject to Mr. Van Wagener’s continued service through each such vesting date and certain other vesting conditions as set forth in the applicable award agreement and the Plan.

Mr. Van Wagener also entered into Veeva’s standard form of indemnification agreement upon commencement of his employment.

There are no family relationships between Mr. Van Wagener and any of Veeva’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S‑K.

A copy of Mr. Van Wagener’s offer letter is attached hereto as Exhibit 10.1.

Departure of Principal Financial Officer

As of the Effective Date, Tim Cabral has resigned from his position as Interim Chief Financial Officer of Veeva. Mr. Cabral will remain on the Veeva Board of Directors.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
10.1	Brian Van Wagener Offer Letter, dated May 23, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veeva Systems Inc.

	By:	/s/ Josh Faddis
Josh Faddis
Senior Vice President, General Counsel

Dated: September 16, 2024